UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 8, 2016

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331

(Registrant’s telephone number, including area code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.01     Completion of Acquisition or Disposition of Assets.

SIGNATURES

Item 1.01  Entry into a Material Definitive Agreement.

As previously disclosed, the Company is in default of the terms of that certain Amended and Restated Credit and Guaranty Agreement by and among the Company and Garrison Loan Agency Services LLC, as Administrative Agent and Collateral Agent, and the lenders from time to time party thereto (collectively, the “Lenders”), dated as of November 21, 2014, and that was attached as Exhibit 10.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014, as amended (the “Credit Agreement”). The Company is unable to cure the defaults under the Credit Agreement, or to repay the amounts owed under the Credit Agreement.

On June 8, 2016, the Lenders completed the previously announced foreclosure of all assets of the Company pursuant to Section 9-620 of the New York Uniform Commercial Code and, as a result, substantially all assets formerly held by the Company are now in the possession of an entity formed by the Lenders (“NewCo”). This foreclosure leaves the Company without adequate assets to meet its contractual obligations to its customers, or to resolve its remaining liabilities.

Immediately preceding the Lender’s foreclosure on the Company’s assets, the Company entered into the following agreements with NewCo: (i) a Transition Services Agreement that provides for, among other things, NewCo to provide services to the Company that will allow it to transition certain contracts with third parties to NewCo and to attempt to coordinate an orderly wind-down of its operations with regard to other contracts that will not be transitioned to Newco; (ii) a Transitional Site Access and Indemnity Agreement that provides NewCo with access to certain of the Company’s facilities, under certain terms and conditions; and (iii) a Wind Down Agreement that provides for NewCo to fund a limited amount of cash into an escrow account that will be available to the Company under certain circumstances to fund certain aspects of the wind-down of its operations (the “Wind Down Agreement”). Pursuant to the terms of the Wind Down Agreement, and concurrent with the execution of the Wind Down Agreement, the Company’s wholly-owned subsidiary, Fifth Gear Acquisitions, Inc., delivered a Special Warranty Deed to Newco in connection with certain real estate located in Louisiana, Missouri that was being foreclosed upon by the Lenders pursuant to a trustee sale, which had been otherwise scheduled to occur on June 8, 2016.

Following the Lender’s foreclosure on the Company’s assets, on June 8, 2016, the Company entered into an Assignment and Assumption Agreement with NewCo that provides for, among other things, NewCo to accept the liabilities and obligations of the Company in connection with certain contracts that the Company was no longer able to service or make use of without the assets that had been foreclosed upon by the Lenders.

Item 2.01  Completion of Acquisition or Disposition of Assets.

As discussed in Item 1.01 above, the Company’s Lenders, through NewCo as their designee, now possess what had previously been substantially all of the Company’s assets. The Company no longer has any employees and a small group of independent contractors is currently engaged to conduct an orderly wind-down of its operations.

Although the debt owed pursuant to the Credit Agreement has been discharged as a result of the foreclosure actions described in Item 1.01 above, the Company continues to have significant liabilities and it anticipates that its liabilities may increase as a result of its inability to satisfy its obligations to third parties under various contracts that it is a party to. As the Company is insolvent, no assurance can be made regarding its ability to successfully conduct an orderly wind down of its operations, or that it will not be required to pursue bankruptcy protection. It is not anticipated that there will be any assets remaining at the conclusion of this wind-down of its operations to distribute to its shareholders.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve expectations, projections, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “intend,” “continue,” “will,” or “may” or other comparable terms and phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results and actions to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include a variety of factors, many of which are beyond the Company’s control, many of these factors are described from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results speak only as of the date that such statements are made, and the Company can give no assurance that these expectations and assumptions will prove to have been correct and actual results and actions may vary materially from these statements. The Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016	SPEED COMMERCE, INC.

	By:	/s/ Dalton Edgecomb
	Name:	Dalton Edgecomb
	Title:	Interim Chief Executive Officer